UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2005

CASH SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31955 (Commission File Number)	87-0398535 (IRS Employer Identification No.)

3201 West County Road 42, Suite 106
Burnsville, Minnesota 55306
(Address of Principal Executive Offices) (Zip Code)

(952) 895-8399
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

Executive Employment Agreement with Mr. Glaser

     On June 6, 2005, the Company entered into an Executive Employment Agreement with John F. Glaser (the “Employment Agreement”), pursuant to which Mr. Glaser will serve as the Company’s Executive Vice President of Sales and Marketing. Under the terms of the Employment Agreement, Mr. Glaser will receive an annual base salary of $150,000 and is entitled to an annual bonus (based on achievement of performance criteria) and other usual benefits.

     Mr. Glaser was granted stock options to purchase up to 100,000 shares of the Company’s common stock at the “fair market value” of such stock on June 6, 2005. The stock options have ten year term and vest over two years. The Employment Agreement is for a term of two years, subject to renewal.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2005

CASH SYSTEMS, INC.
By /s/ Michael Rumbolz
Michael Rumbolz
Chief Executive Officer